UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2021
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816		39-1486475
__________________________________ (State or other jurisdiction of incorporation)	_____________________ (Commission File Number)		____________________________ (I.R.S. Employer Identification No.)

250 E. Kilbourn Avenue	Milwaukee,	Wisconsin	53202
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(414)	347-6480

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On April 29, 2021, the Board of Directors approved amendments to the Amended and Restated Bylaws of the Company. Below is a brief description of the substantive amendments.
•Section 2.01 (Annual Meetings) was amended to remove the default date for the Company’s annual meeting of shareholders, providing that the Company’s board of directors will designate the annual meeting date each year.
•2.05 (Notice of Meeting) and Section 2.10 (Proxies) were amended to provide for electronic transmission of notice of a meeting of shareholders or of shareholder proxies.
•Section 2.14(a)(i) (Notice of Shareholder Business and Nomination of Directors – Annual Meetings) was amended to clarify that clause (C) of such subsection is the exclusive means for a shareholder to make nominations or propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act of 1934) at an annual meeting of shareholders.
•Section 2.14(a)(ii) (Notice of Shareholder Business and Nomination of Directors – Annual Meetings) was amended to provide that, to be timely, a shareholder’s notice of nominations or a proposal of business to be conducted at an annual meeting of shareholders must be received by the Secretary of the Company not less than 80 days nor more than 105 days prior to the first annual anniversary of the immediately preceding annual meeting. Prior to the amendment, the period for such notice was calculated by reference to the anniversary of the mailing date of the proxy materials for the immediately preceding annual meeting.
•Section 2.14(a)(ii) (Notice of Shareholder Business and Nomination of Directors – Annual Meetings) was further amended to provide that the Company may require a proposed director nominee to furnish a completed and signed questionnaire in substantially the form that the Company requires of the Company’s directors and to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or that, in the Board of Directors’ judgment, is material to the Board of Directors’ ability to make recommendations to shareholders.
•Section 2.14 (Notice of Shareholder Business and Nomination of Directors) was amended to provide that a shareholder providing notice of nominations or a proposal of business to be conducted at a meeting of shareholders must provide the Company with certain information about the shares of the Company’s common stock in which the shareholder holds derivative or other interests.
•Section 3.12 (Committees) was amended to reduce the minimum number of directors on a committee of the Board of Directors of from two to one.

These amendments are effective April 29, 2021. The foregoing description is qualified in its entirety by reference to the actual text of the amendments.

Item 5.07 Submission of Matters to a Vote of Security Holders
Our Annual Meeting of Shareholders was held April 29, 2021. At that meeting, shareholders took the following actions with respect to the proposals described in our 2021 Proxy Statement:
1.     The following directors were elected:

	For	Withheld	Broker Non-Votes
Analisa M. Allen	260,565,205	731,526	17,828,134
Daniel A. Arrigoni	260,677,713	619,018	17,828,134
C. Edward Chaplin	260,677,180	619,551	17,828,134
Curt S. Culver	257,565,839	3,730,892	17,828,134
Jay C. Hartzell	260,608,904	687,827	17,828,134
Timothy A. Holt	255,224,943	6,071,788	17,828,134
Jodeen A. Kozlak	246,716,734	14,579,997	17,828,134
Michael E. Lehman	249,882,783	11,413,948	17,828,134
Melissa B. Lora	255,150,131	6,146,600	17,828,134
Timothy J. Mattke	260,622,828	673,903	17,828,134
Gary A. Poliner	260,089,185	1,207,546	17,828,134
Sheryl L. Sculley	260,531,544	765,187	17,828,134
Mark M. Zandi	260,647,510	649,221	17,828,134

2.    The compensation of our named executive officers for 2020 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
250,795,203	10,046,026	455,502	17,828,134

3.    The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
258,427,368	20,255,134	442,363	0

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amendments to the Amended and Restated Bylaws of MGIC Investment Corporation
3.2	Amended and Restated Bylaws of MGIC Investment Corporation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	May 3, 2021	By: \s\ Paula C. Maggio
Paula C. Maggio
Executive Vice President, General Counsel and Secretary